As filed with the Securities and Exchange Commission on April 23, 1996



                   SECURITIES  AND  EXCHANGE  COMMISSION
                          Washington, D.C.  20549


                                 FORM  S-8
                          REGISTRATION  STATEMENT
                                   UNDER
                       THE  SECURITIES  ACT  OF 1933

                         MATRIX  SERVICE  COMPANY
         (Exact name of registrant as specified in its charter)

          Delaware                                    73-1352174
     (State or other jurisdiction of                 (I.R.S.Employer
     incorporation or organization)                 Identification No.)

     10701 East Ute Street
     Tulsa, Oklahoma                                      74116
(Address of Principal Executive Offices)                (Zip Code)

                          MATRIX SERVICE COMPANY
               1995 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                         (Full title of the plan)

                              C. William Lee
                           10701 East Ute Street
                          Tulsa, Oklahoma  74116
                              (918) 838-8822
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

Title of securities to          Amount to                Proposed maximum
    be registered             be registered          offering price per share
- ----------------------     -----------------------     ------------------------
    Common Stock,                  250,000                   $6.75  (1)
par value $0.01 per share

    Proposed maximum
aggregate offering price   Amount of registration fee
- ------------------------   --------------------------
    $1,687,500  (1)               $582.00   (1)

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Common Stock on the NASDAQ National Market System on April 17, 1996 pursuant to Rule 457(c).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

Matrix Service Company ("the Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

(1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995;

(2) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996; and

(3) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in Post-Effective Amendment No. 1 to the Company's Registration Statement on Form 8-A which was filed with the Commission on September 28, 1990 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents filed by the Company pursuant to Sections 13(a), 13(e), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

The information required by Item 4. is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

The information required by Item 5. is not applicable to this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorney fees') actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section
145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Article IX of the Company's Bylaws provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

Article XII of the Company's Restated Certificate of Incorporation provides that the Company shall, to the full extent permitted under Section 145 of the Delaware law, indemnify all persons whom the Company may indemnify pursuant thereto.

Article X of the Company's Restated Certificate of Incorporation limited under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

The information required by Item 7. is not applicable to this Registration Statement.

Item 8.  Exhibits.

      Exhibit
      Number     Description
      -------    -----------

       4.1 Restated Certificate of Incorporation of Matrix Service Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-36081), as amended, and incorporated herein by reference)

       4.2       Bylaws of Matrix Service Company, as amended (filed as
                 Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-36081), as amended, and incorporated herein by reference)

       4.3*      Matrix Service Company 1995 Nonemployee Directors' Stock
                 Option Plan

       4.4* Form of Stock Option Agreement for general use under the 1995 Nonemployee Directors' Stock Option Plan

       5.1*     Opinion of Counsel

      23.1*     The consent of counsel is included in the opinion filed as
                Exhibit 5.1 to this Registration Statement

      23.2*     Consent of Ernst & Young.

      24* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)


*   Filed with this Registration Statement

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 10th day of April, 1996.

               Matrix Service Company


         By:   /S/ DOYL D. WEST
               Doyl D. West
               President and Chief Executive Officer